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                                                                    EXHIBIT 10.3

                                                                     FORM OF RSA

                          EYETECH PHARMACEUTICALS, INC.

                           Restricted Stock Agreement
                     Granted Under 2003 Stock Incentive Plan

      AGREEMENT is effective as of [Date_of_Issuance], between Eyetech Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and [Participant] (the "Participant").

      For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

      1.    Purchase of Shares.

      The Company shall issue and sell to the Participant, and the Participant shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company's 2003 Stock Incentive Plan (the "Plan"), [Shares] shares (the "Shares") of common stock, par value $0.01 per share, of the Company ("Common Stock"), at a purchase price of $0.01 per share, the receipt by the Company of which is hereby acknowledged. The Participant hereby authorizes the Company to withhold from the Participant's paycheck from the Company, after applicable withholdings, the aggregate purchase price for the Shares. The Company shall, at the Participant's option, (a) issue one or more certificates in the name of the Participant for that number of Shares purchased by the Participant with such certificates to be held in escrow pursuant to
Section 5 of this Agreement or (b) issue certificates in electronic format through a stock incentive plan administration system sponsored by the Company. The Participant agrees that the Shares shall be subject to the automatic repurchase right set forth in Sections 2 and 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

      2.    Automatic Repurchase Right.

            (a) In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without Cause, prior to [Date], [Final_Vest], all of the Unvested Shares (as defined below) shall automatically be repurchased from the Participant by the Company (the "Repurchase Right") for a sum of $0.01 per share (the "Repurchase Price").

      "Unvested Shares" means the total number of Shares which have not vested in accordance with the following vesting schedule 1:

   -  On [Date], [M_1st_Vest], 25% of the Shares shall vest.

   - On [Date],[M_2nd_Vest], an additional 25% of the Shares shall vest such that a total of 50% of the Shares shall have vested.

   - On [Date], [M_3rd_Vest], an additional 25% of the Shares shall vest such that a total of 75% of the Shares shall have vested.

   - On [Date], [Final_Vest], an additional 25% of the Shares shall vest such that 100% of the Shares shall have vested.

------------
(1) Shares will be rounded to the nearest whole number accordingly. No fractional shares shall be issued.

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            (b) To the extent the vesting of any Shares occurs during a
"blackout period" of the Company wherein the Participant is precluded from selling Shares and unless the Company notifies the Participant of its intention to withhold from those Shares issuable to the Participant the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation in accordance with Section 8(b)(3), the vesting of such Shares shall be delayed, provided, however, that the vesting of such Shares shall not be delayed if such Shares are specifically covered by a Rule 10b5-1 trading plan of the Participant which causes such Shares to be exempt from any applicable blackout period then in effect. In the event the vesting of any Shares is delayed due to the existence of a regularly scheduled blackout period, such Shares shall vest on the earlier to occur of (i) the first day following the termination of such regularly scheduled blackout period and (ii) the date the Participant ceases to be subject to the blackout period. In the event the vesting of any Shares is delayed due to the existence of a special blackout period, such Shares shall vest on the earlier to occur of (i) the first day following the termination of such special blackout period as determined by the General Counsel of the Company and (ii) the date the Participant ceases to be subject to the blackout period.

            (c) Notwithstanding the foregoing, in the event that the Participant's employment with the Company is terminated after [Date], [M_1st_Vest] and before [Date], [Final_Vest] by the Company without Cause, by The Participant for "Good Reason," or by reason of death or disability, the number of the Shares for which the Repurchase Right is exercisable shall be the product of (i) the total number of Shares subject to this Agreement multiplied by (ii) the quotient determined by dividing the number of partial and full months remaining between the termination date and [Date], [Final_Vest] by [months]. In the event the Participant's employment with tHe Company is terminated as described in the preceding sentence during a blackout period, the vesting of any Shares pursuant to Sections 2(a) and 2(c) of this Agreement shall not be delayed pursuant to Section 2(b) of this Agreement and such Shares shall be deemed to have vested immediately prior to the termination of the Participant's employment. For purposes of this Agreement, "disability" shall mean the inability of the Participant, due to a medical reason, to carry out his duties as an employee of the Company for a period of six consecutive months.

            "Good Reason" means the occurrence of any of the following events or conditions unless consented to by the Participant (and the Participant shall be deemed to have consented to any such event or condition unless the Participant provides written notice of the Participant's non-acquiescence within 30 days of the effective time of such event or condition):

            (i) a reduction in the Participant's base salary to a level below that in effect at any time within the preceding six (6) months; provided that a reduction in the salary level of a majority of all other individuals in positions similar to the Participant's by a similar percentage amount shall not constitute such a salary reduction; or

            (ii) requiring the Participant to be based at any place outside a 30-mile radius from the Grantee's job location except for reasonably required travel on business.

            (d) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

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      3.    Exercise of Repurchase Right.

            (a) Upon the termination of the employment of the Participant with the Company, the Repurchase Right shall automatically be exercised with respect to all Unvested Shares held by the Participant and the Company and/or its assigns shall automatically become the legal and beneficial owner of the Unvested Shares being purchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Unvested Shares being purchased, without further action by the Participant (or his estate). Within 10 business days after termination of the employment of the Participant with the Company, the Company shall pay to the Participant the aggregate Repurchase Price for such repurchased Shares (provided that any delay in making such payment shall not invalidate the Company's repurchase of such Shares).

            (b) After the automatic repurchase of the Unvested Shares pursuant to subsection (b) above, the Company shall not pay any dividends to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

            (c) The Repurchase Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by check) or both.

            (d) The Company shall not purchase any fraction of a Share upon exercise of the Repurchase Right, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

            (e) The Company may assign its Repurchase Right to one or more persons or entities.

      4.    Restrictions on Transfer.

      The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any Shares, or any interest therein, that are subject to the Repurchase Right, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, "Approved Relatives") or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the Repurchase Right) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

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      5.    Escrow.

      The Participant shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder. The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

      6.    Restrictive Legends.

      All certificates representing Shares that have not vested shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

            "The shares of stock represented by this certificate are subject to restrictions on transfer and a repurchase right set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

      7.    Provisions of the Plan.

            (a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

            (b) As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), the repurchase and other rights of the Company hereunder shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

            (c) As provided in the Plan, upon the occurrence of a Change in Control Event (as defined in the Plan and regardless of whether such event also constitutes a Reorganization Event), the Shares shall continue to become free from the Repurchase Right in accordance with the original schedule set forth in
Section 2 of this Agreement; provided, however, that if, on or prior to the date that is six months after the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated without Cause by the Company or the acquiring or

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succeeding corporation, the Shares then subject to the Repurchase Right shall immediately become free from the Repurchase Right.

      8.    Withholding Taxes; Section 83(b) Election.

            (a) General. The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the issuance of Shares pursuant to this Agreement, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the issuance of Shares pursuant to this Agreement.

            (b) Payment of Withholding Taxes. Prior to any event in connection with the Shares issued pursuant to this Agreement (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the "Tax Withholding Obligation"), the Participant must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

                  (1) By Sale of Shares. Unless the Participant determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) below, the Participant's execution of this Agreement constitutes the Participant's instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Participant's behalf a whole number of Shares from those Shares issuable to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Participant will be responsible for all broker's fees and other costs of sale, and the Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Participant's minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Participant. The Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Participant's minimum Tax Withholding Obligation. Accordingly, the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

                  (2) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., a vesting date), the Participant may elect to satisfy the Participant's Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by
(x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Chief Financial Officer of the Company.

                  (3) By Share Withholding. The Participant's execution of this Agreement constitutes the Participant's authorization to the Company to, in its discretion, withhold from those Shares issuable to the Participant the whole number of Shares sufficient to

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satisfy the minimum applicable Tax Withholding Obligation. The Participant acknowledges that the withheld Shares may not be sufficient to satisfy the Participant's minimum Tax Withholding Obligation. Accordingly, the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

            (c) Section 83(b) Election. The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are purchased rather than when and as the Company's Repurchase Right expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(B), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

      9.    Miscellaneous.

            (a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

            (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

            (c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

            (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

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            (e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(e).

            (f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

            (g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

            (h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

            (i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

            (j) Participant's Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel;
(iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

                                       7
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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      EYETECH PHARMACEUTICALS, INC.

                                      By: _____________________________________
                                      Name:  Glenn Sblendorio
                                      Title: Senior VP, Finance and CFO

                                      PARTICIPANT

                                      By: _____________________________________
                                      Name: [Participant]

                                      Address: _______________________________

                                               _______________________________



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                                                                       Exhibit A

                          EYETECH PHARMACEUTICALS, INC.

                            Joint Escrow Instructions

                               [Date_of_Issuance]

Douglas H. Altschuler
Secretary
Eyetech Pharmaceuticals, Inc.
3 Times Square, 12th Floor
New York, New York 10036

Dear Sir:

      As Escrow Agent for Eyetech Pharmaceuticals, Inc., a Delaware corporation, and its successors in interest under the Restricted Stock Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached (the "Company"), and the undersigned person ("Holder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:

      1. Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, "Shares" shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. You shall be permitted to provide for the escrow set forth herein through any electronic stock incentive plan administration system sponsored by the Company, unless otherwise requested by Holder in writing. Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

      2. Closing of Repurchase.

            (a) Upon any repurchase by the Company of the Shares pursuant to the Agreement, the Company shall notify you regarding the number of Shares being repurchased and the aggregate repurchase price for the Shares being repurchased, as determined pursuant to the Agreement, and the time for a closing hereunder (the "Closing") at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

            (b) At the Closing, you are directed (i) to date the stock assignment form or forms necessary for the transfer of the Shares, (ii) to fill in on such form or forms the number of

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Shares being transferred, and (iii) to deliver same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the repurchase price for the Shares being repurchased pursuant to the Agreement.

      3. Withdrawal. The Holder shall have the right to withdraw from this escrow any Shares as to which the Repurchase Right (as defined in the Agreement) has terminated or expired.

      4. Duties of Escrow Agent.

            (a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

            (b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

            (c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

            (d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

            (e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

            (f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Secretary of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

            (g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

                                       2
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            (h) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

            (i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

            (j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys' fees and disbursements, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

      5. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

                COMPANY: Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: CFO
-
                HOLDER: Notices to Holder shall be sent to the address set forth below Holder's signature below.

                ESCROW AGENT: Notices to the Escrow Agent shall be sent to the address set forth in the salutation hereto.

      6.    Miscellaneous.

            (a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

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            (b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                      Very truly yours,

                                      EYETECH PHARMACEUTICALS, INC.

                                      By:_____________________________________
                                      Name: Glenn Sblendorio
                                      Title: Senior VP, Finance and CFO

                                      HOLDER:

                                      By:_____________________________________
                                      Name: [Participant]

                                      Address: ______________________________

                                               ______________________________

                                      Date Signed: ____________________

ESCROW AGENT:

_________________________________
Douglas H. Altschuler

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                                                                       Exhibit B

                  (STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE)

      FOR VALUE RECEIVED, I hereby sell, assign and transfer unto __________________ (_________) shares of Common Stock, par value $0.01 per share, of Eyetech Pharmaceuticals, Inc. (the "Corporation") standing in my name on the books of the Corporation represented by Certificate(s) Number __________ herewith, and do hereby irrevocably constitute and appoint ______________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises as contemplated under the terms of the Restricted Stock Agreement and Joint Escrow Instructions of even date herewith.

                                          Dated: ____________________

                                          By: _______________________________

                                          IN PRESENCE OF
                                          ___________________________________